Exhibit 99.1
Vail Resorts Appoints Celeste Burgoyne as Chief Revenue Officer
Seasoned business leader and lululemon executive joins the Company to help drive the next chapter of growth

BROOMFIELD, Colo. - November 21, 2025 - Vail Resorts, Inc. (NYSE: MTN) today announced that Celeste Burgoyne, current President of the Americas and Global Guest Innovation for lululemon, has been appointed Executive Vice President & Chief Revenue Officer, effective January 26, 2026, to help drive the next chapter of growth for Vail Resorts. Burgoyne will oversee Vail Resorts’ marketing function, lead all aspects of the guest journey and digital experience, and be directly responsible for the majority of the Company’s revenue.

“We are thrilled to welcome Celeste, a proven business leader with a long track record of driving growth and long-term guest loyalty at lululemon,” said Vail Resorts Chairperson & Chief Executive Officer Rob Katz. “Celeste’s deep appreciation for the connection between brand, guest experience, and revenue will be critical as we continue to reimagine how we connect with our guests, reignite our resort brands, and accelerate growth in both lift revenue and our ancillary lines of business.”

At lululemon, Burgoyne currently oversees all channel and customer-facing aspects of the company’s North American business, including e-commerce, customer relationship management, marketing, retail store experience, and real estate, and is directly responsible for over $7.5 billion in revenue. She also leads guest experience innovation for lululemon globally and recently launched the company’s membership program. Burgoyne joined lululemon in 2006 and held numerous leadership roles over nearly two decades. She began her career at lululemon as the first General Manager of the U.S. business when there were less than 10 stores. From there, she played a key role in scaling the business and building the brand from its infancy to where it is today – more than 750 stores and over $10 billion in revenue globally. Prior to lululemon, Burgoyne spent 10 years at Abercrombie & Fitch during a time of significant growth.

“It is an honour to join Vail Resorts, not just because of the respect I have for Rob, the management team, and this incredible business which has so much opportunity ahead, but also because of the passion that my family and I have for the experience it provides,” said Burgoyne. “I have spent countless days enjoying Whistler Blackcomb, in both the summer and winter, so I know firsthand what the Company’s mission of Experience of a Lifetime means to skiers, snowboarders, and all their guests. I look forward to being a part of the Vail Resorts team and this next phase of growth and transformation.”

Burgoyne will be based in Vancouver, British Columbia where she and her family currently reside.

About Vail Resorts, Inc. (NYSE: MTN)

Vail Resorts is a network of the best destination and close-to-home ski resorts in the world including Vail Mountain, Breckenridge, Park City Mountain, Whistler Blackcomb, Stowe, and 32 additional resorts across North America; Andermatt-Sedrun and Crans-Montana Mountain Resort in Switzerland; and Perisher, Hotham, and Falls Creek in Australia. We are passionate about providing an Experience of a Lifetime to our team members and guests, and our EpicPromise is to reach a zero net operating footprint by 2030, support our employees and communities, and broaden engagement in our sport. Our company owns and/or manages a collection of elegant hotels under the RockResorts brand, a portfolio of vacation rentals, condominiums and branded hotels located in close proximity to our mountain destinations, as well as the Grand Teton Lodge Company in Jackson Hole, Wyo. Vail Resorts Retail operates more than 250 retail and rental locations across North America. Learn more about our company at www.VailResorts.com, or discover our resorts and pass options at www.EpicPass.com.

Forward-Looking Statements

Certain statements discussed in this press release, other than statements of historical information, are forward-looking statements within the meaning of the federal securities laws. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expected. For information on certain factors that could cause actual events or results to differ materially from our expectations, see the Company's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. The Company does not undertake any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by law.

Vail Resorts Contacts:

Investor Relations: Connie Wang, InvestorRelations@vailresorts.com

Media: Sara Olson, News@vailresorts.com